As filed with the U. S. Securities and Exchange Commission on October 6, 2026

Registration No. 333-[          ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Hang Feng Technology Innovation Co., Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Unit 2806, 28/F, Tower One, Lippo Centre

No. 89 Queensway, Hong Kong

Tel: +852 3905 2399

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2026

PROSPECTUS

Hang Feng Technology Innovation Co., Ltd.

$200,000,000

Class A Ordinary Shares, Debt Securities

Warrants, Rights and Units

We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), warrants, units and rights to purchase Class A Ordinary Shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FOFO.” On October 5, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $2.11 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value more than one-third of the aggregate market value of our voting and non-voting common equity in any 12-month period so long as the aggregate market value of our issued and outstanding voting and non-voting common equity held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding voting and non-voting common equity held by non-affiliates, as of October 6, 2026, was approximately US$10.45 million, which was calculated based on 3,871,000 Class A Ordinary Shares held by non-affiliates and a price per share of $2.70, the closing price of our Class A Ordinary Shares on August 17, 2026. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 9 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus and any applicable prospectus supplement relate to offerings of securities of Hang Feng, the holding company incorporated in the Cayman Islands, instead of the securities of its operating subsidiaries. Investors in these offering will not directly hold any equity interests in the operating subsidiaries. You may never directly hold any equity interest in our operating subsidiaries.

Hang Feng is a holding company incorporated in the Cayman Islands with no material operations of its own. We are not a Hong Kong operating entity. Through our direct and indirectly wholly owned subsidiaries, we conduct a majority of our operations in Hong Kong. The holding company structure is not used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in such operating companies. None of our subsidiaries is subject to any prohibitions or restrictions on direct foreign investment under Chinese laws. The holding company structure involves unique risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in Hang Feng’s operations and/or a material change in the value of the securities it is registering, including that such event could cause the value of such securities to significantly decline or become worthless. Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment.

The majority of our operations are in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”). Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, which may in the future impact our ability to conduct out business, accept foreign investments or list on a U.S. or other foreign exchange if we were to become subject to such regulations. As of the date of this prospectus, we or any of our HK subsidiaries are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Furthermore, pursuant to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III, so they do not apply directly to Hong Kong entities. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. There remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. Nevertheless, since these statements and regulatory actions made by the PRC government are relatively recent, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. If certain PRC laws and regulations were to become applicable to us or our HK subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities, to significantly decline or become worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in Hong Kong.” in our 2025 Annual Report on Form 20-F (the “2025 Annual Report”), filed with the Securities and Exchange Commission on April 16, 2026, and incorporated by reference, for more information.

Additionally, on December 28, 2021, the Cyberspace Administration of China, or the CAC, together with certain other PRC government authorities, jointly released the revised Cybersecurity Review Measures, or the CRM, which took effect on February 15, 2022, and replaced the previous draft issued on July 10, 2021. Pursuant to the revised CRM, (i) operators of critical information infrastructure, that intend to purchase network products and services and online platform operators that conduct data processing activities, in each case that affect or may affect national security, must be subject to the cybersecurity review, (ii) operators of network platforms seeking listing abroad that are in possession of more than one million users’ personal data must apply for the cybersecurity review, and (iii) relevant PRC government authorities may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security. As advised by our PRC counsel, Han Kun Law Offices, we and our HK subsidiaries currently are not deemed to be an “operator of critical information infrastructure” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, because (a) as of date of this prospectus, none of us or our subsidiaries possesses personal information of individuals from PRC, except that our HK subsidiaries have in aggregate collected and stored the personal information of less than 50 individuals from mainland China and we have acquired the clients’ consents separately for collecting and storing of their personal information and data; (b) we do not operate critical information infrastructure under the revised CRM nor place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data our HK subsidiaries have collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, neither of our HK subsidiaries has been informed by any PRC governmental authority of being classified as an “operator of critical information infrastructure” or a “data processor” that is subject to CAC cybersecurity review; and (vi) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). The China Securities and Regulatory Commission, or the CSRC, published on February 17, 2023, and effected on March 31, 2023, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which regulate both direct and indirect overseas offering and listing of PRC-based companies by adopting a filing-based regulatory regime. According to the Trial Measures, if the issuer meets both of the following criteria for the CSRC filing, the overseas securities offering and listing conducted by such issuer shall be deemed as an indirect overseas offering and listing: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. As advised by our PRC Counsel, Han Kun Law Offices, as of the date of this prospectus, we do not meet the two criteria and our offerings to be made pursuant to this prospectus and any applicable prospectus supplement and our listing on Nasdaq are not subject to the CSRC filing procedures, based on the facts that (i) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, and do not intend to set up any subsidiary or to establish a variable interest entity (“VIE”) structure with any entity in mainland China, (ii) we are not ultimately controlled by any mainland Chinese company or individual directly or indirectly; (iii) we and our subsidiaries currently do not have any business activities, operations or assets in mainland China, except that our HK Subsidiaries which have less than six (6) clients based in mainland China in the fiscal year 2025 and approximately 16.8% of our revenue is derived from our services for individuals or companies that are based in mainland China, and (iv) none of member of the board of directors or our senior managements in charge of our business operations or management is a citizen of mainland China or his/her habitual domicile is in mainland China. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) we or our subsidiaries do not receive or maintain required permissions or approvals, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we or our subsidiaries are required to obtain such permissions or approvals in the future, we or our subsidiaries may be unable to obtain such permissions or approvals in a timely manner, or at all, and may face regulatory actions or other sanctions from mainland China and Hong Kong regulatory authorities if we or our subsidiaries fail to fully comply with any new regulatory requirements. Consequently, our or our subsidiaries’ operations and financial condition could be materially adversely affected and our ability to offer securities to investors could be significantly limited or completely hindered and the securities to be offered pursuant to the applicable prospectus supplements may substantially decline in value and become worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in Hong Kong.” in the 2025 Annual Report, filed with the Securities and Exchange Commission on April 16, 2026.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the incorporated by reference, for more information. “HFCAA”), as amended, have been imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), that our Class A Ordinary Shares may be prohibited from trading, if our auditor cannot be fully inspected by the PCAOB due to a position taken by an authority in a foreign jurisdiction for two consecutive years. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the CSRC and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (i) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (ii) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (iii) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB issued a new Determination Report which: (i) vacated the December 16, 2021 Determination Report; and (ii) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, Wei, Wei & Co., LLP, is headquartered in New York and registered with the PCAOB. It is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection in September 2025. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist our securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering in the future, and we cannot assure you whether The Nasdaq Stock Market LLC (“Nasdaq”) or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

As of the date of this prospectus, we have not maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among our Cayman Islands holding company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. As a holding company with no operations of our own, we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. From January 2025 to June 2026, Starchain transferred US$656,690 to Hang Feng, while Hang Feng transferred US$1,657,740 to Shine for capital injection to HFAM, US$383,549 to HFAM, and US$674,741 to HFCM, during the ordinary course of business. Other than the aforementioned transfers, our Cayman Islands holding company has not declared or paid dividends or made distributions to its subsidiaries or to investors in the past, nor any dividends or distributions were made by a subsidiary to the Cayman Islands holding company. Our board of directors has complete discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. We do not have any current plan to declare or pay any cash dividends on our Class A Ordinary Shares or Class B Ordinary Shares in the foreseeable future after this offering. Even if our board of directors decides to declare or pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our operating subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. U.S. investors will not be subject to Cayman Islands taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them, while they may be subject to U.S. federal income tax for receiving dividends, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. There is no further Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us. For additional information regarding intercompany balances and transactions, see our audited consolidated financial statements included in the 2025 Annual Report and our unaudited condensed consolidated financial statements for the six months ended June 30, 2026 and 2025 on Form 6-K, filed with the Securities and Exchange Commission on September 4, 2026, each of which is incorporated by reference into this prospectus.

There are no restrictions on foreign exchange and there are no limitations on the abilities of our subsidiaries in Hong Kong to Hang Feng, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Hang Feng and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to Hang Feng and U.S. investors and amounts owed. However, to the extent that cash or assets in the business is in Hong Kong or a Hong Kong subsidiary of ours, the funds or assets may not be available to fund operations or for other use, because the Chinese government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our HK subsidiaries. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our securities, potentially rendering it worthless.

These risks, if materialized, could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or be worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in Hong Kong.” in the 2025 Annual Report, filed with the Securities and Exchange Commission on April 16, 2026, and incorporated by reference, for more information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 6, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, warrants, units and rights to purchase Class A Ordinary Shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $ 200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “FOFO,” “Hang Feng,” “we,” “us,” “our,” “the Company” or similar words refer to Hang Feng Technology Innovation Ltd., together with our subsidiaries.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

●	“BVI” are to the British Virgin Islands;

●	“China” and the “PRC” are to the People’s Republic of China, and only in the context of describing laws, regulations and other legal or tax matters adopted by the authorities of mainland China in this prospectus, excludes Hong Kong, Macau Special Administrative Region of the PRC and Taiwan region, whereas the legal and operational risks associated with operating in China or PRC may also apply to our operations in Hong Kong;

●	“CIMA” are to the Cayman Islands Monetary Authority;

●	“Company,” “Hang Feng,” “we,” “us,” or “our Company” are to Hang Feng Technology Innovation Co., Ltd., an exempted company with limited liability incorporated under the law of the Cayman Islands;

●	“Companies Act” are to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“FoF” are to funds of funds;

●	“FSC” are to the British Virgin Islands Financial Services Commission;

●	“HKSFC” or “SFC” are to the Securities and Futures Commission of Hong Kong;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“HKD” or “HK$” are to the legal currency of Hong Kong;

●	“Nasdaq Rules” are to the listing rules of The Nasdaq Stock Market LLC;

●	“HF CM” are to Hang Feng Capital Management Limited (formerly known as Infinite Winner Limited), a business company incorporated under the laws of BVI on November 30, 2023 and a wholly owned subsidiary of Hang Feng;

●	“HF Fund SPC” are to Hang Feng Fund SPC, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on July 25, 2024;

●	“HF IAM” are to Hang Feng International Asset Management Limited (formerly known as BRY Investments Limited and Gret Prosperity Investment Management Limited), a company incorporated under the laws of Hong Kong with limited liability on April 1, 2019, and a wholly owned subsidiary of Shine Prosperity

●	“HK subsidiaries” or “Hong Kong subsidiaries” are to Starchain and HF IAM;

●	“professional investor” or “Professional Investor”(s) are to certain institutional investors, corporate and individual entities that meet specific criteria under SFO or Securities and Futures (Professional Investor) Rules (Chapter 571D of the Laws of Hong Kong) (the “SFPIR”), as discussed in detailed in “Business — Regulations.”

●	“RMB” and “Renminbi” are to the lawful currency of China;

●	“ “RWA” are to real world assets;

●	“SFO” are to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong);

●	“shares,” “Shares,” and “ordinary shares” are collectively to the Class A ordinary shares of the Company, par value US$0.0001 per share and the Class B ordinary shares of the Company, par value US$0.0001 per share;

●	“Shine Prosperity” are to Shine Prosperity Holding Limited (formerly known as BRY Holdings Limited), a business company incorporated under the laws of BVI on November 13, 2020 with limited liability and a wholly owned subsidiary of Hang Feng;

●	“Starchain” are to Starchain Investment Trading Limited, a company incorporated under the laws of Hong Kong with limited liability on June 12, 2017 and a wholly owned subsidiary of Hang Feng;

●	“U.S.,” “US” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

●	“US$,” “$”, “U.S. dollars” and “dollars” are to the lawful currency of the United States; and

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

v

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus and any accompanying prospectus supplement. In addition to this summary, we urge you to read the entire prospectus , together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, carefully, especially the risks of investing in our securities, discussed under “Risk Factors,” before deciding whether to buy our securities.

History and Development of the Company

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations, we provide corporate management consulting services through one of our wholly owned subsidiaries in Hong Kong, Starchain, and asset management services, including fund subscription and fund management services, through our wholly owned subsidiaries, HF Fund SPC, HF CM and HF IAM, in Cayman Islands, BVI and Hong Kong, respectively. The ordinary shares offered in this offering are shares of the Cayman Islands holding company and not shares of our subsidiaries. Unless otherwise indicated, references to “Ordinary Shares” in this section refer to the ordinary shares of the Company, par value US$0.0001 per share, prior to the adjustment to the Company’s share capital approved at the EGM (as defined below).

On June 12, 2017, Starchain was incorporated under the laws of Hong Kong as a limited company. On November 1, 2024, Hang Feng acquired 100% equity interests of Starchain for HKD100 from YEUNG Sing Yuet Sherry.

On November 13, 2020, BRY Holdings Limited (“BRY Holdings”) was incorporated under the laws of the British Virgin Islands as a business company with limited liability. On August 6, 2021, BRY Holdings changed its name to “Shine Prosperity Holding Limited”. On December 30, 2024, Hang Feng acquired 100% equity interests of Shine Prosperity, for HK$510,000,000 from HF Holdings, HK$495,000,000 from Mr. Fei Xu, and HK$495,000 from Mr. Feng Li, respectively.

On November 30, 2023, Infinite Winner Limited was established under the laws of British Virgin Islands as a BVI business company. On July 25, 2024, it changed its name to “Hang Feng Capital Management Limited”. On July 25, 2024, Lifong Lee transferred 100 Ordinary Shares of HF CM, representing 100% equity interests of HF CM, to HF Holdings for US$1, and on October 28, 2024, HF Holdings transferred these 100 Ordinary Shares of HF CM to Hang Feng for $US$1.

On April 1, 2019, BRY Investments Limited (“BRY Investments”) was incorporated under the laws of Hong Kong as a wholly owned subsidiary of Shine Prosperity. On August 23, 2021, BRY changed its name to Great Prosperity Investment Management Limited (“Great Prosperity”). On July 18, 2024, Great Prosperity changed its name to “Hang Feng International Asset Management Limited”.

On July 25, 2024, HF Fund SPC was incorporated under the laws of Cayman Islands as an exempt company with limited liability and as a wholly owned subsidiary of HF Holdings. On October 29, 2024, Hang Feng acquired 100 Ordinary Shares of HF Fund SPC from HF Holdings for US$100.

On October 15, 2024, Hang Feng was incorporated under the laws of Cayman Islands as an exempt company with limited liability and as a wholly owned subsidiary of HF Holdings. On December 30, 2024, Hang Feng issued an aggregate of 3,225 Ordinary Shares to five investors (each 645 Ordinary Shares) for an aggregate consideration of US$5,00,000.

The Company effected a stock split at a ratio of 1-to-400 on February 24, 2025 by issuing new shares to its shareholders in the same proportion. All references to numbers of Ordinary Shares, per-share data and additional paid-in capital in the accompanying consolidated financial statements were adjusted to reflect such issuance of shares on a retrospective basis.

On September 15, 2025, the Company closed its initial public offering (“IPO”) of 1,375,000 Ordinary Shares on the NASDAQ Capital Market. The Ordinary Shares were priced at $4.00 per share, and the offering was conducted on a firm commitment basis. The gross proceeds of the IPO were $5,500,000, before deducting underwriting discounts and commissions and offering expenses. The Ordinary Shares were previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “FOFO” on September 12, 2025.

On September 16, 2025, the over-allotment option was exercised in full by the underwriters and the Company issued 206,250 Ordinary Shares, equal to 15% of the total number of the Ordinary Shares sold in the IPO.

After the closing of IPO and over-allotment option being exercised, the Company received a net proceeds of approximately $5.1 million, after deducting the commission and expenses related to the IPO.

On November 8, 2025, the Company filed a registration statement on Form S-8 (File No. 333-291544) to register 999,750 Ordinary Shares, issuable pursuant to the 2025 Equity Incentive Plan, adopted by the board of directors of the Company.

Hang Feng Offshore Holdings Limited, a BVI company and a wholly owned subsidiary of Hang Feng, was incorporated on November 13, 2025, with a wholly owned BVI entity, Hang Feng Horizon SPC, incorporated on January 2, 2026.   HF Offshore and HK Horizon have not yet commenced operations. HF Helios AI PTE Limited, a Singaporean company and a wholly owned subsidiary of Hang Feng, was incorporated on May 28, 2026. The subsidiary was established to prepare for prospective cross border and tech driven business initiatives, and has not yet commenced operations.

On December 30, 2025, the Company entered into an agreement to purchase 6.00% of the issued share capital of Prime Source Technology Limited, a private company incorporated in Hong Kong with limited liability (“Prime Source”), from a shareholder of Prime Source, for a consideration of approximately US$568,139. The transaction was completed on the same day. Prime Source is a private technology company focused on developing an online-to-offline (O2O) gamified marketing platform, with a game product that integrates location-based services (LBS) and augmented reality (AR) technologies. Pursuant to the agreement, if Prime Source’s game program fails to launch on the Apple App Store or Google Play within 3 years following the closing date of such agreement, or if such shareholder of Prime Source breaches any warranties as set forth in the agreement, the Company has the right to require the shareholder to repurchase the 6% equity interests for a total amount that equals to the consideration paid by the Company multiplied by an annual rate of 8% for the period commencing on the closing date to such date of the repurchase.

On June 12, 2026, the Company held an extraordinary meeting of shareholders (the “EGM”), at which its shareholders approved the redesignation and reclassification, increase, and reduction of its authorized share capital. The share redesignation and reclassification, and the increase in authorized share capital became effective upon shareholder approval of such proposals on June 12, 2026, while the reduction of share capital will be deemed effective as of the initial submission date of the relevant documents to the Cayman Registry, being June 22, 2026, subject to the approval by the Cayman Registry. As of the date of this filing, the documents submitted by the Company are still pending approval by the Cayman Registry. As a result, the authorized share capital has been reclassified into Class A ordinary shares and Class B ordinary shares, consisting of 9,000,000,000 Class A ordinary shares of a par value US$0.0001 each, and 1,000,000,000 Class B ordinary shares of a par value US$0.0001 each (the “Class B Ordinary Shares”). Upon the share capital reduction becoming effective, the par value of each Class A ordinary share and Class B ordinary share will be reduced from US$0.0001 each to US$0.000001 each. Following the EGM, Hang Feng International Holdings Co., Limited was issued 4,000,000 Class B Ordinary Shares after the 4,000,000 Ordinary Shares it previously held were repurchased by the Company, with the remaining 3,571,078 issued and outstanding Ordinary Shares being Class A Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as otherwise required by law, with each Class A Ordinary Share entitled to one vote and each Class B Ordinary Share entitled to fifty votes. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder, while Class A Ordinary Shares carry no right to convert into Class B Ordinary Shares.

On July 7, 2026, HFIAM has been granted a Type 1 regulated activity license by the Securities and Futures Commission of Hong Kong. The license enables HFIAM to provide a range of securities dealing activities, including the distribution services to professional investors. The Company does not have any plans to commence securities-dealing activities as of the date of this prospectus.

The following chart illustrates our corporate structure as of the date of this prospectus, showing the Company’s principal subsidiaries, together with the jurisdiction of incorporation of each company and the percentage of voting securities beneficially owned, controlled or directed, directly or indirectly, by the Company.

*	unless otherwise indicated, the percentage of the voting power is 100% in the chart above.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will file reports, registration statements and other information with the SEC. The Company’s reports, registration statements and other information can be inspected on the SEC’s website at www.sec.gov. You may also visit us at https://ir.hfintech.io/. However, information contained on our website does not constitute a part of this prospectus.

Business Overview

We are committed to providing comprehensive corporate management consulting and asset management services, tailored to address the specific needs of each client. Our goal is to empower our clients to design, implement, and achieve their unique business and investment objectives.

Incorporated as an exempted company with limited liability in the Cayman Islands on October 15, 2024, we operate as a holding company with no material operations. Since 2023, we have been identifying market opportunities and offering consulting services through Starchain to a growing network of clients. Starting in 2024, we began offering asset management services through HF CM, HF IAM and HF Fund SPC. In November 2025, we initiated a new development within our asset management business to explore the real-world assets (“RWA”) tokenization, specifically, the tokenization of interests in its fund-of-funds (“FoF”) portfolios. In light of evolving market conditions, as of the date of this prospectus, the management has decided to defer the launch of the proof-of-concept that had been planned for the second quarter of 2026. We will continue to monitor market developments and will reassess the timing of any future launch as conditions warrant. As of the date of this prospectus, all our business activities are conducted through our direct and indirect wholly owned subsidiaries. We have two main business lines: (i) corporate management consulting services and (ii) asset management services.

Corporate Management Consulting Services

Through one of our wholly owned subsidiaries in Hong Kong, Starchain, we provide corporate management consulting services in exchange for service fees, primarily serving clients listed on the Hong Kong Stock Exchange and U.S. stock exchanges. Our largest client for the six months ended June 30, 2025, is a related party of the Company, HF Holdings, which is the largest shareholder of the Company. The largest client for the six months ended June 30, 2026 is a private company.

Starchain specializes in delivering structured and tailored consulting solutions to meet the unique needs of our clients. Specifically, these services include:

(i)	Management consulting — providing strategic insights and recommendations to drive business growth, delivering performance management reports, advising on key performance indicators (KPIs) and how to measure and optimize performance effectively; and

(ii)	Regulatory compliance and governance consulting — providing comprehensive regulatory and compliance consulting services, assisting to mitigate compliance risks and adopt best practices for corporate governance, ensuring compliance during company setup and maintaining statutory records to uphold proper corporate governance.

Asset Management Services

Through our wholly owned subsidiaries in Cayman Islands, British Virgin Islands and Hong Kong, HF Fund SPC, HF CM, and HF IAM, we provide asset management services, including fund subscription and fund management services, and receive subscription fees and management fees accordingly.

HF Fund SPC is an open-ended investment fund regulated by the CIMA, and focuses its investment in the secondary market, primarily targeting publicly listed companies in the global technology and innovation sectors. HF CM is an approved investment manager registered with the FSC, and acts as the investment manager of HF Fund SPC. HF IAM is an entity with Type 1 (dealing in securities), Type 4 (advising on securities) and Type 9 (asset management) licenses issued by the SFC. It is qualified to provide asset management services to professional investors, including discretionary account management services, fund management, and other customized investment solutions.

HF CM handles the process of client’s subscription to HF Fund SPC, distributing fund offering documents, processing subscription applications, and conducting KYC (Know Your Customer) and AML (Anti-Money Laundering) checks. In addition, HF CM provides fund management services to HF Fund SPC, including portfolio management, compliance with investment mandates, and executing investment decisions.

HF CM previously acted as the fund manager of the Global Innovation SP portfolio under HF Fund SPC, while HF IAM served as the investment advisor to this portfolio. While it was active, the Global Innovation SP portfolio primarily invests in public equities of global technology companies that demonstrate unique innovation and high growth potential in the RWA and blockchain sectors, the portfolio was terminated on October 31, 2025. HF Fund SPC’s investors mainly consisted of high-net-worth individuals and private companies qualified as professional investors in Hong Kong.

In November 2025, we initiated a new development within our asset management business to explore the RWA tokenization, specifically, the tokenization of interests in its FoF portfolios. The RWA tokenization initiative remains at an early stage of development. We are in the process of establishing the SPV and has engaged legal advisors to structure it in compliance with applicable regulations. The working group plans to launch a proof-of-concept by the second quarter of 2026, which is a preliminary pilot designed to validate the operational workflow and assess the feasibility of offering tokenized fund interests through regulated digital platforms. In light of evolving market conditions, the management has decided to defer the launch of the proof-of-concept for now. The Company will continue to monitor market developments and will reassess the timing of any future launch as conditions warrant.

The majority of our operations are in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”). Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, which may in the future impact our ability to conduct out business, accept foreign investments or list on a U.S. or other foreign exchange if we were to become subject to such regulations. As of the date of this prospectus, we or any of our HK subsidiaries are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Furthermore, pursuant to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III, so they do not apply directly to Hong Kong entities. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. There remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. Nevertheless, since these statements and regulatory actions made by the PRC government are relatively recent, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. If certain PRC laws and regulations were to become applicable to us or our HK subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities, to significantly decline or become worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in Hong Kong.” in our 2025 Annual Report on Form 20-F (the “2025 Annual Report”), filed with the Securities and Exchange Commission on April 16, 2026, and incorporated by reference, for more information.

Additionally, on December 28, 2021, the Cyberspace Administration of China, or the CAC, together with certain other PRC government authorities, jointly released the revised Cybersecurity Review Measures, or the CRM, which took effect on February 15, 2022, and replaced the previous draft issued on July 10, 2021. Pursuant to the revised CRM, (i) operators of critical information infrastructure, that intend to purchase network products and services and online platform operators that conduct data processing activities, in each case that affect or may affect national security, must be subject to the cybersecurity review, (ii) operators of network platforms seeking listing abroad that are in possession of more than one million users’ personal data must apply for the cybersecurity review, and (iii) relevant PRC government authorities may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security. As advised by our PRC counsel, Han Kun Law Offices, we and our HK subsidiaries currently are not deemed to be an “operator of critical information infrastructure” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, because (a) as of date of this prospectus, none of us or our subsidiaries possesses personal information of individuals from PRC, except that our HK subsidiaries have in aggregate collected and stored the personal information of less than 50 individuals from mainland China and we have acquired the clients’ consents separately for collecting and storing of their personal information and data; (b) we do not operate critical information infrastructure under the revised CRM nor place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data our HK subsidiaries have collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, neither of our HK subsidiaries has been informed by any PRC governmental authority of being classified as an “operator of critical information infrastructure” or a “data processor” that is subject to CAC cybersecurity review; and (vi) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). The China Securities and Regulatory Commission, or the CSRC, published on February 17, 2023, and effected on March 31, 2023, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which regulate both direct and indirect overseas offering and listing of PRC-based companies by adopting a filing-based regulatory regime. According to the Trial Measures, if the issuer meets both of the following criteria for the CSRC filing, the overseas securities offering and listing conducted by such issuer shall be deemed as an indirect overseas offering and listing: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. As advised by our PRC Counsel, Han Kun Law Offices, as of the date of this prospectus, we do not meet the two criteria and our offerings to be made pursuant to this prospectus and any applicable prospectus supplement and our listing on Nasdaq are not subject to the CSRC filing procedures, based on the facts that (i) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, and do not intend to set up any subsidiary or to establish a variable interest entity (“VIE”) structure with any entity in mainland China, (ii) we are not ultimately controlled by any mainland Chinese company or individual directly or indirectly; (iii) we and our subsidiaries currently do not have any business activities, operations or assets in mainland China, except that our HK Subsidiaries which have less than six (6) clients based in mainland China in the fiscal year 2025 and approximately 16.8% of our revenue is derived from our services for individuals or companies that are based in mainland China, and (iv) none of member of the board of directors or our senior managements in charge of our business operations or management is a citizen of mainland China or his/her habitual domicile is in mainland China. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) we or our subsidiaries do not receive or maintain required permissions or approvals, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we or our subsidiaries are required to obtain such permissions or approvals in the future, we or our subsidiaries may be unable to obtain such permissions or approvals in a timely manner, or at all, and may face regulatory actions or other sanctions from mainland China and Hong Kong regulatory authorities if we or our subsidiaries fail to fully comply with any new regulatory requirements. Consequently, our or our subsidiaries’ operations and financial condition could be materially adversely affected and our ability to offer securities to investors could be significantly limited or completely hindered and the securities to be offered pursuant to the applicable prospectus supplements may substantially decline in value and become worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in Hong Kong.” in the 2025 Annual Report, filed with the Securities and Exchange Commission on April 16, 2026.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the incorporated by reference, for more information. “HFCAA”), as amended, have been imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), that our Class A Ordinary Shares may be prohibited from trading, if our auditor cannot be fully inspected by the PCAOB due to a position taken by an authority in a foreign jurisdiction for two consecutive years. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the CSRC and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (i) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (ii) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (iii) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB issued a new Determination Report which: (i) vacated the December 16, 2021 Determination Report; and (ii) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, Wei, Wei & Co., LLP, is headquartered in New York and registered with the PCAOB. It is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection in September 2025. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist our securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering in the future, and we cannot assure you whether The Nasdaq Stock Market LLC (“Nasdaq”) or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

As of the date of this prospectus, we have not maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among our Cayman Islands holding company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. As a holding company with no operations of our own, we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. From January 2025 to June 2026, Starchain transferred US$656,690 to Hang Feng, while Hang Feng transferred US$1,657,740 to Shine for capital injection to HFAM, US$383,549 to HFAM, and US$674,741 to HFCM, during the ordinary course of business. Other than the aforementioned transfers, our Cayman Islands holding company has not declared or paid dividends or made distributions to its subsidiaries or to investors in the past, nor any dividends or distributions were made by a subsidiary to the Cayman Islands holding company. Our board of directors has complete discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. We do not have any current plan to declare or pay any cash dividends on our Class A Ordinary Shares or Class B Ordinary Shares in the foreseeable future after this offering. Even if our board of directors decides to declare or pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our operating subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. U.S. investors will not be subject to Cayman Islands taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them, while they may be subject to U.S. federal income tax for receiving dividends, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. There is no further Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us. For additional information regarding intercompany balances and transactions, see our audited consolidated financial statements included in the 2025 Annual Report and our unaudited condensed consolidated financial statements for the six months ended June 30, 2026 and 2025 on Form 6-K, filed with the Securities and Exchange Commission on September 4, 2026, each of which is incorporated by reference into this prospectus.

There are no restrictions on foreign exchange and there are no limitations on the abilities of our subsidiaries in Hong Kong to Hang Feng, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Hang Feng and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to Hang Feng and U.S. investors and amounts owed. However, to the extent that cash or assets in the business is in Hong Kong or a Hong Kong subsidiary of ours, the funds or assets may not be available to fund operations or for other use, because the Chinese government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our HK subsidiaries. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our securities, potentially rendering it worthless.

These risks, if materialized, could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or be worthless. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in Hong Kong.” in the 2025 Annual Report, filed with the Securities and Exchange Commission on April 16, 2026, and incorporated by reference, for more information.

Corporate Information

Our principal executive offices are located at Unit 2806, 28/F, Tower One, Lippo Centre, No. 89 Queensway, Hong Kong. Our telephone number at this address is +852 3905 2399. Our registered office in the Cayman Islands is located at Office of Sertus Incorporations (Cayman)Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. We maintain a website at https://ir.hfintech.io/. that contains information about our Company, though no information contained on our website is part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on April 16, 2026, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our Amended and Restated Memorandum and Articles of Association (“M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized share capital consists of 9,000,000,000 Class A Ordinary Shares of US $0.0001 par value each and 1,000,000,000 Class B Ordinary Shares with a par value of US $0.0001 each. All of our issued outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

As of the date of this prospectus, we do not have any outstanding warrants.

As of the date of this prospectus, there were 3,871,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares issued and outstanding.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in the aggregate of:

●	Class A Ordinary Shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidence of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Class A Ordinary Shares or other securities. The debt securities, the Class A Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

As of the date of this prospectus, there were 3,871,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares issued and outstanding.

The holders of our ordinary shares are entitled to dividends out of funds legally available when and as declared by our board of directors (the “Board”). In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors.

We have not previously declared or paid cash dividends on our ordinary shares and we have no plan to declare or pay any dividends in the near future on our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. We have not received and do not have any present plan to receive dividends paid by our Hong Kong, BVI and Cayman subsidiaries, but we have discretion as to whether such dividends are paid, subject to applicable statutory and contractual restrictions.

Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

Each outstanding Class A Ordinary Share entitles the holder thereof to one vote on all matters and each outstanding Class B Ordinary Share entitles the holder thereof to fifty votes on all matters. Holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as otherwise required by law. Our M&A provides that appointments for directors may be by an ordinary resolution by shareholders or by the directors. Subject to any special rights or restrictions as to voting attached to any shares, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and fifty votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. All votes at meetings of members shall be by way of poll. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Dividends

Our directors may from time to time declare dividends (including interim dividends) and other distributions on our shares in issue and authorize payment of the same out of the funds of our company lawfully available therefor. In addition, our shareholders may declare dividends by an ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting. On a poll, each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to fifty (50) votes on all matters subject to vote at general meetings of the Company. A fraction of a Class A Ordinary Share shall entitle its holder to an equivalent fraction of one (1) vote, and a fraction of a Class B Ordinary Share shall entitle its holder to an equivalent fraction of fifty (50) votes.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting, while a special resolution requires the affirmative votes of a majority of no less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A special resolution will be required for important matters such as a change of name or making changes to our M&A.

Transfer of Shares

Subject to the restrictions contained in our M&A and provided that a transfer of ordinary shares complies with applicable Nasdaq rules, any of our shareholders may transfer all or any of his, her or its ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Where the ordinary shares of any class in question are not listed on or subject to the Nasdaq rules, our directors may, in their absolute discretion, decline to register any transfer of shares which is not fully paid up or on which the Company has a lien. Our board of directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	the ordinary share transferred is fully paid up and free of any lien in favor of us;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	any applicable fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to the Company in respect thereof.

If our directors refuse to register a transfer of any shares of any class, they shall, within three calendar months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

Winding-Up/Liquidation

If the Company shall be wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

Subject to the provisions of the Companies Act, we may issue shares on terms that are to be redeemed or are liable to be redeemed, at our option or at the option of the holders of these shares, on such terms and in such manner, as may be determined, before the issue of such shares, by the board of directors or by our shareholders by ordinary resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following the date on which the payment out of capital is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

All or any of the rights attached to any class of shares may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of at least two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, register of mortgages and charges and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies of the Cayman Islands. See “Where You Can Find Additional Information.”

Alteration of Share Capital

We may from time to time by ordinary resolution:

●	increase the share capital by new shares of such amount as we deem expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares and, where there is more than one class of Shares in the share capital of the Company, the Company may by Ordinary Resolution approve the consolidation and division of one class of Shares only, without consolidating or dividing any other class of Shares;

●	sub-divide our shares, or any of them into shares of an amount smaller than that fixed by the memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by a special resolution reduce our share capital in any manner authorized by the Companies Act.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our M&A provide that we may (but are not obliged to) in each calendar year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

The chairman or the directors (acting by a resolution of the board of directors) may call general meetings. Advance notice of at least seven clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attached to all shares in issue and entitled to vote at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our M&A provide that upon the requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate at least one-third of all votes attaching to all issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings of the Company, our board shall proceed to convene an extraordinary general meeting of the Company. However, our M&A do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company is not required to open its register of members for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may have a share capital divided into shares of no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We currently intend to comply with Nasdaq Rules in lieu of following home country practice after the closing of this offering. Nasdaq Rules require that every company listed on the Nasdaq Capital Market should hold an annual general meeting of shareholders.

Register of Members

Under the Companies Act (Revised) of the Cayman Islands, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Companies Act (Revised) of the Cayman Islands, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem share, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our Class A Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of ordinary shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares purchasable upon exercise, if any.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Class A Ordinary Shares, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Vstock Transfer LLC, located at Woodmere, NY. Their mailing address 18 Lafayette Place, Woodmere, NY 11598. Their phone number is (212) 828-8436.

NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “FOFO.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our ordinary shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Ogier to the extent governed by the laws of the Cayman Islands. Certain legal matters as to Hong Kong law will be passed upon for us by Han Kun Law Offices LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended December 31, 2025, and 2024 have been audited by Wei, Wei & Co., LLP , an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Wei, Wei & Co., LLP is located at 133-10 39th Avenue, Flushing, NY 11354.

FINANCIAL INFORMATION

Our audited consolidated financial statements as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 are included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on April 16, 2026, which is incorporated by reference into this prospectus. Our unaudited condensed consolidated financial statements for the six months ended June 30, 2026 and 2025 on Form 6-K, filed with the SEC on September 4, 2026, is incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2025, filed with the SEC on April 16, 2026;

(2)	the Company’s Current Reports on Form 6-K filed with the SEC on May 4, 2026, June 12, 2026 and September 4, 2026; and

(3)	the description of our ordinary shares incorporated by reference in our registration statement on Form 8-A, (File No. 001-42835) filed with the Commission on September 9, 2025, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Unit 2806, 28/F, Tower One, Lippo Centre, No. 89 Queensway, Hong Kong; Attention: Zhiheng Xu, 852-3905-2399.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at https://ir.hfintech.io/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (i) the Cayman Islands has a less developed body of securities laws than the United States and these securities laws provide significantly less protection to investors as compared to the United States; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

We conduct the majority of our operations in Hong Kong, and all of our assets are located in Hong Kong. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by Ogier that there is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of courts of the United States against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; and entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Ogier that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b)imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Hong Kong

We believe that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

BVI

Ogier, our British Virgin Islands counsel, have advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws would not be enforceable in the BVI. We have also been advised by Ogier that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

HANG FENG INNOVATION TECHNOLOGY CO., LTD.

$200,000,000

Class A Ordinary Shares,

Debt Securities

Warrants,

Rights and

Units

PROSPECTUS

October 6, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person's own fraud, dishonesty, willful default or willful neglect or the consequences of committing a crime. Under our M&A, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
4.1	Specimen certificate for Class A ordinary Shares
4.2	Form of Warrant**
4.3	Form of Warrant Agreement**
4.4	Form of Unit Agreement**
4.5	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.6	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.7	Form of debt securities, if any**
5.1	Opinion of Ogier
5.2	Opinion of Hunter Taubman Fischer & Li LLC
23.1	Consent of Wei, Wei & Co., LLP
23.2	Consent of Han Kun Law Offices, PRC Counsel to the Registrant
23.3	Consent of Ogier (included in Exhibit 5.1)
23.4	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page of this registration statement)
107	Filing Fee Table

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 6, 2026.

HANG FENG INNOVATION TECHNOLOGY CO., LTD.

By:	/s/ Zhiheng Xu
	Name:	Zhiheng Xu
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Zhiheng Xu as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Zhiheng Xu	Chief Executive Officer and Director	October 6, 2026
Zhiheng Xu

/s/ Chun Yu Leeds Chow	Chief Financial Officer	October 6, 2026
Chun Yu Leeds Chow

/s/ Wei Wu	Director	October 6, 2026
Wei Wu

/s/ Fenglei Qian	Director and Chairman	October 6, 2026
Fenglei Qian

/s/ Chi Wai Benny Cheng	Director	October 6, 2026
Chi Wai Benny Cheng

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on October 6, 2026.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.